UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2008

DIGITAL POWER CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	1-12711 (Commission File No.)	94-1721931 (I.R.S. Employer Identification No.)

41324 Christy Street, Fremont, California                       94538-3158
(Address of principal executive offices)    (Zip Code)

(510) 657-2635
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2008, Digital Power Corporation (the “Company”) appointed Mr. Amos Kohn to its President and Chief Executive Officer (Principal Executive Officer). Mr. Kohn is succeeding Mr. Ben-Zion Diamant, who was serving as interim President and CEO since February, 2008. Mr. Kohn has been a director of the Company Board of Directors since 2003 and will continue to serve as a Director of the Company

Since 2003 Mr. Kohn has been the Managing Director of TechLead Corporation. From 2006 to 2007 he served as Vice President of Business Development at Scopus Video Networks, Inc. and from 2003 to 2006 Mr. Kohn was Senior Vice President of Solutions Engineering at ICTV Inc.

Digital Power and Mr. Kohn entered into an employment agreement effective June 1, 2008 (the "Employment Agreement"). Mr. Kohn will receive a base annual salary of $175,000. He will also receive a stock option to purchase 50,000 shares of the Company’s common stock at a price equivalent to the fair market value of the Company's shares on the date that the option grant is approved by the Board pursuant to the Company’s 2002 Stock Option Plan. If certain Company performance objectives are met and if Mr. Kohn serves continuously as President and Chief Executive Officer until June 1, 2009, he will be granted an additional option to purchase 100,000 shares of the Company's common stock at a price equivalent to the fair market value of the Company's shares on the date that such option grant is approved by the Board. Mr. Kohn is eligible to participate in employees group benefits. If the Company meets certain performance objectives for calendar years 2008, 2009 and 2010 and Mr. Kohn serves continuously through such periods, additional compensation is to be awarded. If, on or after January 1, 2009, (i) Mr. Kohn is terminated by the Company without "Cause" (as defined in the Employment Agreement) or (ii) a Change in Control (as defined in the Employment Agreement) of the Company occurs and Mr. Kohn resigns with Good Reason (as defined in the Employment Agreement) within six months following such Change in Control, Mr. Kohn would be entitled to certain severance benefits, as outlined in the Employment Agreement. The Employment Agreement is attached hereto as Exhibit 10.1, and the foregoing summary is qualified in its entirety by reference to such Exhibit 10.1.

Section 7- Regulation FD Disclosure

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release announcing the appointing of Mr. Amos Kohn is furnished as Exhibit 99.1 to this Report and is incorporated by reference into this Item 7.01.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 or 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless the Company expressly states in such filing that such information is to be considered or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1 99.1	Employment Agreement between the Company and Amos Kohn Press Release dated July 9, 2008 *

*
Exhibit 99.1 furnished with this Current Report on Form 8-K shall not be deemed “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Company’s filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless the Company expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION, a California Corporation

Date: July 10, 2008	By:	/s/ Amos Kohn
Amos Kohn
Chief Executive Officer (Principal Executive Officer)